January 20, 2006	Contact: Steve Taylor
FOR IMMEDIATE RELEASE	(509) 892-5287
Press Release 06-1

HuntMountain Resources Announces Patagonia Operations

(SPOKANE, Wash.)  HuntMountain Resources (OTCBB:HNTM) is pleased to announce its intentions to acquire and explore prospective precious metal properties in South America, initially within the Patagonia region of Argentina.  HuntMountain is also pleased to announce the appointment of Mr. Danilo Silva as General Manager of South American Operations.  Mr. Silva, of Buenos Aires province, is a field geologist with more than ten years of experience exploring and developing mineral deposits in Argentina for Yamana Resources, Platero Resources and Buenaventura Mining Company.

“Exploring in Patagonia offers HuntMountain Resources an exciting opportunity to discover and develop gold and silver deposits in one of the world’s most prospective mining regions,” said President and Chairman Tim Hunt.  “We welcome Danilo Silva to our team and believe his extensive experience will add significant value to our exploration efforts in South America.”

In addition to the new developments in Argentina, HuntMountain Resources continues to evaluate exploration and advanced stage precious metal properties for acquisition throughout North America, including the Great Basin of the southwest United States, Canada, and Alaska.

In other news, HuntMountain Resources will have an exhibition booth at the Cambridge House Vancouver Resource Investment Conference January 22-23.  Please take the opportunity to meet members of HuntMountain’s management and exploration team.  Conference location and information may obtained by visiting www.huntmountain.com.

________________________________________________________________________________

HuntMountain Resources is a U.S.-based junior exploration company engaged in acquiring, exploring and developing precious and base metals properties throughout North and South America.

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not even be anticipated. This news release is neither a prospectus nor an offer to sell securities or stocks in the company. It is intended for informational purposes only.

FOR FURTHER INFORMATION PLEASE CONTACT:

Steve Taylor, Director of Investor Relations

HuntMountain Resources

(509) 892-5287

staylor@huntmountain.com

www.huntmountain.com